                                   Exhibit I

Reporting Person                         Address
----------------                         -------

TRF Master Fund (Cayman) LP              c/o Turner and Roulstone Management Ltd
                                         PO Box 2636, Strathvale House
                                         90 North Church Street
                                         Grand Cayman KY1-1102
                                         Cayman Islands

Water Investment Advisors (Cayman) Ltd.  c/o Turner and Roulstone Management Ltd
                                         PO Box 2636, Strathvale House
                                         90 North Church Street
                                         Grand Cayman KY1-1102
                                         Cayman Islands

Matthew J. Diserio                       c/o Water Asset Management LLC
                                         509 Madison Avenue
                                         New York, NY 10022

Disque D. Deane, Jr.                     c/o Water Asset Management LLC
                                         509 Madison Avenue
                                         New York, NY 10022